CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Rochester Ohio Municipal Fund:

We consent to the use of our report dated May 15, 2015, with respect to the financial statements and financial highlights of Oppenheimer Rochester Ohio Municipal Fund as of March 31, 2015, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

July 24, 2015